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                                                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


            We consent to incorporation by reference in the registration statement dated July 28, 1997 on Form S-8 of Alternative Living Services, Inc. of our report dated February 21, 1997, relating to the consolidated balance sheets of Alternative Living Services, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996 and all related schedules, which report appears in the December 31, 1996 annual report on Form 10-K (as amended May 12, 1997) of Alternative Living Services, Inc.

                                        KPMG PEAT MARWICK LLP



                                                By: /s/ KPMG Peat Marwick
                                                   ----------------------------



August 1, 1997





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